SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COLLEGIATE FUNDING SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3649118

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Riverside Parkway, Suite 125, Fredericksburg, Virginia	22406

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-114466

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered.
Item 2: Exhibits
SIGNATURE

Item 1: Description of Registrant’s Securities to be Registered.

     A description of the common stock, par value $0.001 per share (the “Common Stock”) of Collegiate Funding Services, Inc. (the “Registrant”) will be contained in the prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-114466) (as amended from time to time, the “Registration Statement”) relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Common Stock contained in the Prospectus under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A.

Item 2: Exhibits

3.1	Amended and Restated Certificate of Incorporation of Collegiate Funding Services, Inc. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 File No. 333-114466).

3.2	Amended and Restated By-Laws of Collegiate Funding Services, Inc. (Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 File No. 333-114466).

4.1	Stockholders Agreement, dated May 17, 2002, by and among CFSL Holdings Corp., CFSL Acquisition Corp. and the investors listed on Schedule A of the Stockholders Agreement (Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 File No. 333-114466).

4.2	Form of Certificate of Common Stock (Incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 File No. 333-114466).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COLLEGIATE FUNDING SERVICES, INC.
Date: July 13, 2004	By:	/s/ J. Barry Morrow
		Name:	J. Barry Morrow
		Title:	Chief Executive Officer and President